Exhibit 99.1

TURTLE BEACH REPORTS SELECTED PRELIMINARY 2018 RESULTS

- Expects Results to Exceed Guidance Range for Sales, EPS and Adjusted EBITDA -
- Continued Gains in Fourth Quarter Market Share -

San Diego, CA - February 7, 2019 - Turtle Beach Corporation (Nasdaq: HEAR), the leading gaming headset and audio accessory company, is providing selected preliminary fourth quarter and full year 2018 results.

Based on preliminary unaudited information, Turtle Beach expects to report fourth quarter 2018 sales between $109 million and $111 million, an increase of at least 37% compared to $79.7 million reported in the fourth quarter of 2017 and above prior guidance of approximately $94 million. For the full year 2018, sales are expected to be between $285 million and $287 million, up at least 90% compared to $149.1 million in 2017 and above prior guidance of approximately $270 million.

“Driving our sales results was another strong quarter of great product performance and market share expansion,” said Juergen Stark, CEO, Turtle Beach. “According to NPD, our North America market share increased steadily throughout 2018, ending at 46.1% for the year compared to 42.4% in 2017. Our share was 47.6% for the fourth quarter of 2018 compared to 45.5% in 2017 and 47.6% for the month of December 2018, compared to 46.0% in December 2017 in North America. In fact, for the month of December, according to NPD, the top seven headsets in the North America market were from Turtle Beach.1 We believe these market share increases are the result of our innovative, high-quality products, strong brand, and excellent retail partnerships.”

In addition to the better-than-expected sales, the company expects to show significant leverage of operating costs. Fourth quarter gross margin is expected to exceed 38% compared to 37.6% last year. For the full year, gross margin is expected to be approximately 38% compared to 34.2% in 2017 and above our prior guidance of approximately 37%.

Preliminary diluted earnings per share for the fourth quarter are expected to be between $1.27 and $1.34, compared to last year’s fourth quarter diluted earnings per share of $1.15, and well above the prior guidance of $1.02. For the full year 2018, preliminary diluted earnings per share are expected to be between $2.88 and $2.95, compared to a net loss of ($0.26) per diluted share in 2017, and well above prior guidance of $2.55 per diluted share. Actual reported earnings per share for both periods are subject to increase from any further release of valuation allowances.

Adjusted EBITDA in the fourth quarter is expected to be between $23 million and $25 million, up at least 33% compared to last year’s fourth quarter of $17.2 million. This compares to prior adjusted EBITDA guidance of approximately $21 million. Adjusted EBITDA for the full year 2018 is expected to be between $56 million and $58 million, compared to $11.6 million in 2017 and prior guidance of approximately $54 million. Adjusted EBITDA for the fourth quarter and full year 2018 includes charges of approximately $1.5 million and $1.6 million, respectively, for the early repayment of the outstanding subordinated notes and the term loans.

Commenting on the preliminary 2018 results, Mr. Stark added, “Starting with the loan renegotiation and retirement of the Series B preferred stock early in the year and then with the strong market, our share gains, and excellent execution throughout the year, we’ve had a truly transformational year, nicely capped off by paying down, ahead of schedule, all the remaining long-term debt in December.”

Turtle Beach expects to report fourth quarter and full year 2018 results and introduce its 2019 outlook in mid-March 2019.

Important Note on 2018 Preliminary Estimates:
The financial information included herein for the fourth quarter and full year 2018 are preliminary, unaudited estimates and may change materially, including as a result of the finalization of financial statements for the Company’s fourth quarter and full year ended December 31, 2018, review of inventory levels that could require additional reserves, review of sales-related reserves, review of the provision for income taxes, completion of the Company’s audit by the Company’s independent registered public accounting firm, and other factors and adjustments related to the Company’s financial reporting process. The preceding estimates are based on the Company’s internal estimates and information available as of the date hereof. There can be no assurance that our final results for the year will not differ from these estimates and that such changes will not be material; accordingly, these statements should not be viewed or relied upon as a substitute for complete audited financial statements to be prepared in accordance with generally accepted accounting principles (GAAP) or as a measure of our actual performance. The Company’s final audited results for fourth quarter and full year 2018 are expected to be released by mid-March 2019.

The Company has included in this release of preliminary results adjusted EBITDA, which the Securities and Exchange Commission defines as a “non-GAAP financial measure.” Management believes that adjusted EBITDA, when read in conjunction

Exhibit 99.1

with the Company’s GAAP financial measures, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock- based compensation (non-cash), and certain special items that we believe are not representative of core operations. The Company will provide a reconciliation of non-GAAP measures to the related GAAP measure in its fourth quarter and full year 2018 earnings release in mid-March 2019.

About Turtle Beach Corporation
Turtle Beach (www.turtlebeach.com) is a leading gaming accessory brand offering a wide selection of cutting-edge, award-winning gaming headsets. Whether you’re a professional esports athlete, hardcore gamer, casual player, or just starting out, Turtle Beach has the gaming headset to help you truly master your skills. Innovative and advanced technology, amazing high-quality gaming audio, crystal-clear communication, lightweight and comfortable designs, and ease-of-use are just a few features that make Turtle Beach a fan-favorite brand for gamers the world over. Designed for Xbox, PlayStation®, and Nintendo consoles as well as for PC, Mac®, and mobile/tablet devices, owning a Turtle Beach gaming headset gives you the competitive advantage. Hear Everything. Defeat Everyone.TM The Company's shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, the risk that changes to these preliminary results will be required as a result of completing the financial reporting closing process and financial audit, determination of any valuation allowances, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, the Company’s continued listing on the Nasdaq, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments, or otherwise.

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For Investor Information, Contact:	For Media Information, Contact:
Cody Slach	MacLean Marshall
Investor Relations	Sr. Director - Brand & PR/Communications
Liolios	Turtle Beach Corp.
949.574.3860	858.914.5093
HEAR@liolios.com	maclean.marshall@turtlebeach.com